Exhibit 99.1

METROSPACES, INC. ANNOUNCES EXTENSION OF PROMISSORY NOTE

MIAMI, FL – (PR NEWSWIRE September 2, 2013) Metrospaces, Inc. (OTCQB:MSPC) announces that it has reached an agreement with Richard Astrom, who holds its promissory note in the principal amount of $260,000, holder to extend the due date by 6 months from August 13, 2013, to April 14, 2014. The promissory note was incurred in connection with the merger last year in which Metrospaces acquired the business of Urban Spaces, Inc.

Mr. Brito stated “This extension of the promissory note will give our company the time to execute its business plan with more financial freedom.  We are pleased to have reached this extension agreement with Mr. Astrom.”

About Metrospaces:

Metrospaces www.metrospaces.net  is a publicly traded real estate investment and Development Company which acquires land, designs, builds, and develops then  resells condominiums and Luxury  High-End Hotels, principally in urban areas of Latin America. The company’s current projects are located in Buenos Aires, Argentina, and Caracas, Venezuela.

Relevant Links:

www.metrospaces.net

http://www.bancoactivo.com/

Safe Harbor Statement.

Statements in this news release may be “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release and Metrospaces Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

Company Contact: Tel: 305-600-0407

Investor Relations: investors@metrospaces.net